Exhibit 99.1

Second Quarter News Release and Statistical Supplement (Unaudited)

July 18, 2005

INVESTOR RELATIONS CONTACT:	Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:	Paul Hollie, 206-545-3048

SAFECO’S SECOND-QUARTER RESULTS REFLECT CONTINUED

STRONG PROFITABILITY

SEATTLE—(July 18, 2005)—

Highlights

•	Produced second-quarter net income of $187.3 million, or $1.46 per diluted share.

•	Posted profits in all major property and casualty lines.

	3 Months Ended June 30		6 Months Ended June 30
Summary Financial Results after tax (In millions except per-share data)	2005	2004	2005	2004
Net Income	$187.3	$247.5	$399.3	$483.7
Per Diluted Share of Common Stock	$1.46	$1.77	$3.11	$3.45

Income from Continuing Operations	$187.3	$248.9	$399.3	$434.5
Net Realized Investment Gains from Continuing Operations	$9.2	$55.2	$31.2	$83.0
*Operating Earnings – Continuing Operations	$178.1	$193.7	$368.1	$351.5
Results from Discontinued Operations	$—	$(1.4)	$—	$49.2

Average Shares Outstanding (Diluted)	128.7	140.1	128.4	140.1

*	Operating Earnings is Net Income excluding Net Realized Investment Gains (Losses). Measures used in this news release that are not based on accounting principles generally accepted in the United States (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at http://www.safeco.com/irsupplements.

Safeco (NASDAQ: SAFC) today reported strong second-quarter results, reflecting consistent, profitable underwriting performance across all major lines of business.

The company produced net income for the second quarter of $187.3 million, or $1.46 per diluted share. This compares with net income of $247.5 million, or $1.77 per diluted share, for the same period last year.

Operating earnings for the second quarter were $178.1 million, compared with $193.7 million in the prior-year period. Operating earnings this quarter included earlier recognition of employee performance bonus and profit-sharing accruals reflecting the company’s profitability.

After-tax net realized investment gains from continuing operations for the quarter were $9.2 million, compared with $55.2 million in second-quarter 2004. Last year’s gains included sales of equity securities to reduce Safeco’s holdings to target levels.

“Safeco continues to perform very well with combined ratios better than our targets in all major lines,” said Mike McGavick, Safeco chairman and chief executive officer. “While premium growth is slowing, this is as we expected.

“We are confident that we can continue to grow faster than the industry average. But as we have always said, we will watch the markets closely and we will not sacrifice our profit targets for growth,” he said.

The overall P&C combined ratio for the second quarter was 89.1 versus 85.4 in the same quarter last year. (Combined ratio represents the percentage of each premium dollar spent on claims and expenses – the lower the ratio, the better the performance.)

Catastrophe losses for the second quarter were $13.1 million pretax, compared with $29.0 million in the second quarter last year. This decrease reflects minimal catastrophe activity during the quarter.

Safeco’s annualized return on equity (ROE) for the second quarter was 18.2 percent. Annualized operating ROE – measured using operating earnings and excluding from equity unrealized gains/losses on bonds – was 18.1 percent for the quarter.

“We continue to earn a good return on our shareholders’ capital as evidenced by our strong ROE performance,” said McGavick.

Total revenues in the second quarter were $1.59 billion. Operating revenues from continuing operations, which exclude net realized investment gains, were $1.58 billion – up 7.2 percent from the same quarter in 2004.

P&C net earned premiums were $1.46 billion for the quarter, a 7.8 percent increase over second-quarter 2004 levels. P&C net written premiums increased to $1.51 billion for the quarter, up 3.6 percent compared with the same period last year.

P&C pretax net investment income for the quarter was $113.3 million, down 2.2 percent compared with the prior-year period.

Safeco Personal Insurance

Safeco Auto reported a second-quarter pretax underwriting profit of $39.6 million, compared with $61.0 million in the same period a year ago. Auto’s combined ratio was 94.4 in the quarter, compared with 90.5 a year ago. Last year’s results included a $9.0 million benefit from favorable reserve development, or 1.4 points on the combined ratio.

Auto net written premiums rose 6.7 percent in the second quarter compared with the same quarter last year. Policies in force (PIF) grew 6.0 percent over a year ago. New-business policies issued declined 12.2 percent compared with the same quarter in 2004. Retention of existing policyholders increased slightly over second-quarter 2004 levels.

“Auto continues to perform well, with underwriting results better than our targets,” said McGavick. “New business has slowed with changing market conditions, but our sophisticated underwriting models give us confidence in our ability to continue to grow faster than the industry at our target margins.”

Safeco Property produced a second-quarter pretax underwriting profit of $72.5 million, compared with $79.3 million in the same period a year ago. Property’s combined ratio was 68.2 in the quarter, compared with 65.1 a year ago. The second-quarter 2005 combined ratio included $5.6 million pretax in catastrophe losses, compared with $15.5 million a year ago. Last year’s second-quarter results included favorable reserve development of $17.0 million, or 7.5 points on the combined ratio.

Property net written premiums declined 3.0 percent in the quarter over the prior-year period. PIF declined 3.3 percent from a year ago and was flat compared with first-quarter 2005. New-business policies issued increased 51.9 percent compared with the same quarter a year ago, and retention improved as well.

“We are seeing the benefit of our commitment to segmentation and profitable growth in the Property line,” said McGavick. “We also experienced extraordinarily benign weather in what historically is a volatile quarter for Safeco.”

Safeco Business Insurance

Safeco Business Insurance (SBI) reported a pretax underwriting profit of $50.0 million in the quarter, compared with $49.4 million for the same period in 2004.

The combined ratio for the quarter was 88.3, compared with the 87.9 combined ratio posted a year ago.

SBI Regular – Safeco’s core line of commercial products for small- to medium-sized businesses – reported a pretax underwriting profit of $43.2 million in the quarter, compared with $31.9 million for the same period last year. The SBI Regular combined ratio in the second quarter was 86.5 compared with 89.4 in the same period last year, driven by low frequency in all lines. In addition, catastrophe activity was minimal, as was the case in the same quarter a year ago.

SBI Regular net written premiums increased 2.2 percent during the second quarter compared with the same period last year. PIF declined 0.2 percent compared with year-ago levels. In automated lines, PIF was up 5.0 percent, while PIF in non-automated lines decreased 4.8 percent. New-business policies issued for the quarter decreased 6.5 percent compared with the same quarter last year, with retention of existing customers up slightly.

“Our continued strong results in small- and medium-sized commercial reflect the power of our discipline and segmented underwriting approach,” said McGavick. “It’s that discipline to take only appropriately priced risks that will serve the company well in an increasingly competitive marketplace.”

Surety

Safeco Surety reported a pretax underwriting profit of $7.9 million in the quarter, compared with $11.5 million for the same period in 2004. Surety’s combined ratio was 87.6 for the quarter, compared with 75.7 a year ago, reflecting higher loss experience in the quarter. Net written premiums grew 25.2 percent over the same period last year.

P&C Other

The P&C Other segment, which includes results from operations that Safeco has exited or placed in runoff, had an underwriting loss of $17.7 million in the second quarter, compared with an underwriting loss of $10.2 million in the same quarter of 2004. The losses reflect reserve strengthening.

Corporate

Safeco also reported its intention to repurchase $150-$250 million of its common stock between now and the end of the year. Safeco will make these purchases in the open market or under accelerated stock buyback or Rule 10b5-1 trading programs, or some combination thereof. As of June 30, 2005, 8.2 million shares remained available for repurchase under existing board authorizations.

Additional News on Safeco

In separate news releases issued today, Safeco also announced Mike McGavick’s plans to leave his CEO post, effective Aug. 31, 2005, to fully consider the possibility of public service, and the appointment of Peter Currie to the company’s board of directors. More information can be found at www.safeco.com.

Additional Financial Information Available

Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure is included in Safeco’s Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.

The Form 8-K will include this news release and Safeco’s summary financial results, consolidated statements of income and condensed balance sheets in the company’s second-quarter financial supplement.

Safeco’s press release, financial supplement and 8-K are available online at http://www.safeco.com/irsupplements.

Management Reviews Results on Webcast

Safeco’s senior management team will discuss the company’s second-quarter performance with analysts today at 5 p.m., Eastern Time (2 p.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners, and owners of small- and medium-sized businesses through a national network of independent distribution partners. More information about Safeco can be found at www.safeco.com.

###

FORWARD-LOOKING INFORMATION CONTAINED IN THIS

NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release. The risks and uncertainties include, but are not limited to:

•	Risks related to the pricing and underwriting of our products, and the subsequent establishment of reserves, such as:

•	Successful implementation of the new-business entry model for personal and commercial lines

•	Our ability to appropriately price and reserve for changes in the mix of our book of business

•	Inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic factors that increase the severity of claims

•	The availability and pricing of our reinsurance, including coverage for loss from terrorism and our ability to collect from our reinsurers

•	Our ability to price for or exclude the risk of loss from terrorism on our policies

•	Risks related to our Property & Casualty insurance strategy, such as:

•	Our ability to achieve premium targets and profitability, including realization of growth and business retention estimates

•	Our ability to achieve overall expense goals

•	Our ability to run off businesses that we have exited, or intend to exit in the future, without incurring material unexpected charges

•	The competitive pricing environment, initiatives by competitors and other changes in the competition

•	Regulatory, judicial and legislative risks, such as:

•	Our ability to freely enter and exit lines of business

•	Our ability to successfully obtain regulatory approval of rates and underwriting guidelines, including price-tiered products and the use of insurance scores that include credit information as a component

•	Interpretation of insurance policy provisions by courts or tax authorities, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices

•	The outcome of any litigation against us

•	Legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates, taxes, agent and broker commissions and availability of coverage

•	Unusual loss activity, such as:

•	Weather conditions, including the severity and frequency of storms, hurricanes, hail, snowfall and winter conditions

•	The occurrence of significant natural disasters, including earthquakes

•	The occurrence of significant man-made disasters, such as terrorist attacks or war

•	The occurrence of bankruptcies that result in losses on insurance products or investments

•	Financial and economic conditions, such as:

•	Performance of financial markets

•	Availability of bank credit facilities

•	Fluctuations in interest rates

•	General economic conditions

•	Operational risks, such as:

•	Damage to our infrastructure or harm to our workforce resulting in a disruption of our operations

•	Internal or external fraud perpetrated against us

We assume no obligation to update any forward-looking statements contained in this news release.

Financial Supplement

Second Quarter, 2005

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Company’s quarterly 10-Q and annual 10-K filings.

On August 2, 2004, we completed the sale of our Life & Investments (L&I) operations. We have presented the results of L&I as a Discontinued Operation in all periods presented.

We have made a minor revision to our calculation of written premium. This is reflected in the related statistics, policies-in-force counts and balance sheets for all periods presented.

We have revised our SPI Auto loss cost information to reflect paid loss data. This conforms with the data we report to the Insurance Services Office (ISO) and industry standards.

Neal Fuller

Vice President – Finance & Treasurer

206-545-5537

neaful@safeco.com

Safeco Corporation - July 18, 2005 - Page SS-1

Safeco Corporation

Financial Measures Used by Safeco

(Amounts are in millions or thousands as specified, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:

Safeco Personal Insurance (SPI)
Auto
Property
Specialty
Safeco Business Insurance (SBI)
SBI Regular
SBI Special Accounts Facility
Surety
P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior-period amounts to conform to the current-period presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our P&C operations. It excludes net realized investment gains and losses that can fluctuate significantly and distort a comparison between periods. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
Total Revenues	$1,590.7	$1,555.8	$3,171.2	$3,054.1
Net Realized Investment Gains	(13.8)	(84.9)	(47.3)	(127.7)

Operating Revenues – Continuing Operations	$1,576.9	$1,470.9	$3,123.9	$2,926.4

Safeco Corporation - July 18, 2005 - Page SS-2

Operating Earnings – Continuing Operations

Operating earnings from Continuing Operations is a non-GAAP financial measure that we use to assess the profitability of our P&C and Corporate operations. In the determination of operating earnings from continuing operations, we exclude net realized investment gains and losses from Income from Continuing Operations. Net realized investment gains and losses can fluctuate significantly and distort a comparison between periods. In the third quarter of 2004 we also excluded the loss on debt repurchases. The following table reconciles operating earnings to Income from Continuing Operations, the most directly comparable GAAP measure.

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
Income from Continuing Operations	$187.3	$248.9	$399.3	$434.5
Net Realized Investment Gains, Net of Taxes	(9.2)	(55.2)	(31.2)	(83.0)

Operating Earnings - Continuing Operations	$178.1	$193.7	$368.1	$351.5

Operating Return on Equity

Operating return on equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized consolidated operating earnings (see calculation below) for the most recent quarter by the average shareholders’ equity for the quarter using a simple average of the beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains and losses on fixed maturities. This ratio provides management with an additional measure to evaluate our results excluding the unrealized changes in the valuation of our fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.

	Three Months Ended June 30		Six Months Ended June 30
(ANNUALIZED)	2005	2004	2005	2004
Net Income	$187.3	$247.5	$399.3	$483.7

Average Shareholders’ Equity	4,109.2	5,293.1	4,074.8	5,037.4
Return on Equity Based on Annualized Net Income	18.2%	18.7%	19.6%	19.2%

Results from Discontinued Operations, Net of Taxes	$—	$(1.4)	$—	$49.2
Net Realized Investment Losses from Discontinued Operations, Net of Taxes	—	31.8	—	21.3

Operating Earnings – Discontinued Operations	—	30.4	—	70.5
Operating Earnings - Continuing Operations	178.1	193.7	368.1	351.5

Consolidated Operating Earnings	$178.1	$224.1	$368.1	$422.0

Average Shareholders’ Equity	$4,109.2	$5,293.1	$4,074.8	$5,037.4
Unrealized Investment Gains on Fixed Maturities, Net of Taxes	169.7	1,195.6	215.9	1,047.8

Adjusted Average Shareholders’ Equity	$3,939.5	$4,097.5	$3,858.9	$3,989.6

Consolidated Operating Return on Equity Based on Annualized Operating Earnings	18.1%	21.9%	19.1%	21.2%

Safeco Corporation - July 18, 2005 - Page SS-3

Property & Casualty Net Written Premiums

Net written premium is a non-GAAP measure representing the amount of premium charged for policies issued during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. We view net written premiums as a measure of business production for the period under review and as a leading indicator of net earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
Total Property & Casualty Net Earned Premiums	$1,456.9	$1,351.4	$2,885.3	$2,691.9
Change in Unearned Premiums	52.9	105.3	60.0	122.3

Total Property & Casualty Net Written Premiums	$1,509.8	$1,456.7	$2,945.3	$2,814.2

Property & Casualty Underwriting Profit (Loss) and Combined Ratios

Underwriting profit (loss) represents the net amount of earned premiums less underwriting losses and expenses on a pretax basis. We view underwriting profit (loss) as a critical measure to assess the underwriting effectiveness of the P&C operations and to evaluate the results of these business units. The related investment portfolio is managed separately from these underwriting businesses and, accordingly, net investment income and net realized investment gains and losses are discussed separately. The following table reconciles underwriting profit (loss) to Income from Continuing Operations before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratios are a standard industry measure of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
Income from Continuing Operations before Income Taxes	$274.7	$366.6	$572.3	$626.1
Net Realized Investment Gains	(13.8)	(84.9)	(47.3)	(127.7)
Corporate Results before Income Taxes	11.0	31.7	24.0	60.8
Property & Casualty Net Investment Income	(113.3)	(115.8)	(226.3)	(227.5)
Restructuring Charges	0.8	0.1	1.0	1.4

Total Underwriting Profit	$159.4	$197.7	$323.7	$333.1

Safeco Corporation - July 18, 2005 - Page SS-4

Other Information in this Supplement

Frequency, severity and loss cost information is on a paid claims basis which may lag incurred.

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders.

Certain reclassifications have been made to the prior periods to conform to the current presentation.

NM = Not Meaningful

Safeco Corporation - July 18, 2005 - Page SS-5

Safeco Corporation

Key Metrics

(In Millions Except Per Share Data)

	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	2ND QTR 2004	YTD 2005	YTD 2004	Change
Net Income (Loss)	$187.3	$212.0	$179.8	$(101.1)	$247.5	$399.3	$483.7	-17%

Net Income (Loss) Per Share	1.46	1.65	1.41	(0.76)	1.77	3.11	3.45	-10%

Net Income (Loss) Return on Equity annualized	18.2%	21.4%	18.8%	-9.2%	18.7%	19.6%	19.2%	0.4

Net Realized Investment Gains, after tax	$9.2	$22.0	$10.6	$32.8	$55.2	$31.2	$83.0	-62%

Operating Earnings from Continuing Operations, after tax	178.1	190.0	169.2	51.8	193.7	368.1	351.5	5%

Operating Earnings from Continuing Operations Per Share	1.38	1.48	1.32	0.39	1.38	2.86	2.51	14%

Consolidated Operating Return on Equity (Pre-FAS 115) annualized	18.1%	20.1%	18.8%	7.5%	21.9%	19.1%	21.2%	-2.1

Consolidated Operating Return on Equity annualized	17.3%	19.2%	17.7%	6.6%	16.9%	18.1%	16.8%	1.3

Operating Revenues from Continuing Operations	$1,576.9	$1,547.0	$1,551.8	$1,516.4	$1,470.9	$3,123.9	$2,926.4	7%
% Chg Prior Year Same Qtr	7.2%	6.3%	10.6%	10.9%	11.1%

Property & Casualty
Combined Ratio	89.1%	88.5%	88.8%	101.6%	85.4%	88.8%	87.6%	1.2

Impact of Catastrophes	0.9%	1.7%	2.8%	13.9%	2.1%	1.3%	1.5%	-0.2

Net Written Premiums	$1,509.8	$1,435.5	$1,393.4	$1,464.7	$1,456.7	$2,945.3	$2,814.2	5%
% Chg Prior Year Same Qtr	3.6%	5.7%	8.1%	11.5%	10.7%

Net Earned Premiums	$1,456.9	$1,428.4	$1,436.5	$1,400.7	$1,351.4	$2,885.3	$2,691.9	7%
% Chg Prior Year Same Qtr	7.8%	6.6%	11.7%	12.0%	12.4%

Book Value Per Share	$33.09	$31.33	$30.88	$29.38	$36.36	$33.09	$36.36	-9%
% Chg Prior Year Same Qtr	-9.0%	-21.2%	-14.8%	-17.5%	-2.3%

Book Value Per Share (Pre-FAS 115)	$31.42	$30.34	$29.16	$27.48	$30.20	$31.42	$30.20	4%
% Chg Prior Year Same Qtr	4.0%	5.9%	7.2%	8.4%	17.4%

Certain reclassifications have been made to the prior periods to conform to the current presentation.

Safeco Corporation - July 18, 2005 - Page SS-6

Safeco Corporation

Consolidated Statements of Income

(In Millions Except Per Share Data)

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
REVENUES
Net Earned Premiums	$1,456.9	$1,351.4	$2,885.3	$2,691.9
Net Investment Income	119.9	119.1	238.5	234.1
Net Realized Investment Gains	13.8	84.9	47.3	127.7
Other Revenues	0.1	0.4	0.1	0.4

Total Revenues	1,590.7	1,555.8	3,171.2	3,054.1

EXPENSES
Losses and Loss Adjustment Expenses	881.6	776.3	1,748.2	1,602.3
Amortization of Deferred Policy Acquisition Costs	239.7	222.5	483.2	449.4
Other Underwriting and Operating Expenses	171.9	158.8	323.1	312.9
Interest Expense	22.0	31.5	43.4	62.0
Restructuring Charges	0.8	0.1	1.0	1.4

Total Expenses	1,316.0	1,189.2	2,598.9	2,428.0

Income from Continuing Operations before Income Taxes	274.7	366.6	572.3	626.1

Provision for Income Taxes on:
Income from Continuing Operations before Net Realized Investment Gains	82.8	88.0	156.9	146.9
Net Realized Investment Gains	4.6	29.7	16.1	44.7

Total Provision for Income Taxes	87.4	117.7	173.0	191.6

Income from Continuing Operations	187.3	248.9	399.3	434.5
Results from Discontinued Operations, Net of Taxes	—	(1.4)	—	49.2

Net Income	$187.3	$247.5	$399.3	$483.7

INCOME PER SHARE OF COMMON STOCK - DILUTED
Income from Continuing Operations	$1.46	$1.78	$3.11	$3.10
Results from Discontinued Operations, Net of Taxes	—	(0.01)	—	0.35

Net Income Per Share of Common Stock - Diluted	$1.46	$1.77	$3.11	$3.45

INCOME PER SHARE OF COMMON STOCK - BASIC
Income from Continuing Operations	$1.47	$1.79	$3.13	$3.12
Results from Discontinued Operations, Net of Taxes	—	(0.01)	—	0.36

Net Income Per Share of Common Stock - Basic	$1.47	$1.78	$3.13	$3.48

Dividends Declared	$0.250	$0.185	$0.470	$0.370

Average Number of Shares Outstanding During the Period:
Diluted	128.7	140.1	128.4	140.1
Basic	127.6	139.1	127.4	139.0

Safeco Corporation - July 18, 2005 - Page SS-7

Safeco Corporation

Condensed Balance Sheets

(In Millions)

	June 30 2005	December 31 2004
	(Unaudited)
ASSETS
Total Investments *	$10,727.9	$10,404.2
Cash and Cash Equivalents	380.0	251.9
Reinsurance Recoverables	342.8	355.4
Deferred Policy Acquisition Costs	387.3	382.2
Other Assets	3,101.5	3,187.1

Total Assets	$14,939.5	$14,580.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and Loss Adjustment Expense Reserves	$5,224.6	$5,209.3
Debt **	1,332.9	1,332.9
Unearned Premiums and Other Liabilities	4,153.3	4,117.7

Total Liabilities	10,710.8	10,659.9

Common Stock, No Par Value
Shares Authorized: 300; Shares Reserved for Stock Awards: 8.1; 9.1 Shares Issued and Outstanding: 127.8; 127.0	658.3	641.8
Retained Earnings	3,103.1	2,763.8
Accumulated Other Comprehensive Income	467.3	515.3

Total Shareholders’ Equity	4,228.7	3,920.9

Total Liabilities & Shareholders’ Equity	$14,939.5	$14,580.8

*	See Investment Portfolio (SS-17) for more detail.
**	See Capitalization (SS-18) for more detail.

Certain reclassifications have been made to the prior periods to conform to the current presentation.

Safeco Corporation - July 18, 2005 - Page SS-8

Safeco Corporation

Continuing Operations Income Summary

(In Millions)

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Income from Continuing Operations Before Income Taxes
Property & Casualty
Underwriting Profit	$159.4	$197.7	$323.7	$333.1
Net Investment Income	113.3	115.8	226.3	227.5
Restructuring Charges	(0.8)	(0.1)	(1.0)	(1.4)

Total Property & Casualty	271.9	313.4	549.0	559.2
Corporate	(11.0)	(31.7)	(24.0)	(60.8)

Total	260.9	281.7	525.0	498.4
Net Realized Investment Gains	13.8	84.9	47.3	127.7

Total Income from Continuing Operations Before Income Taxes	$274.7	$366.6	$572.3	$626.1

Total Provision for Income Taxes	$87.4	$117.7	$173.0	$191.6

After-Tax Income from Continuing Operations
Property & Casualty
Underwriting Profit	$102.1	$128.6	$216.6	$221.1
Net Investment Income	83.1	86.4	166.4	167.9
Restructuring Charges	(0.6)	(0.1)	(0.7)	(0.9)

Total Property & Casualty	184.6	214.9	382.3	388.1
Corporate	(6.5)	(21.2)	(14.2)	(36.6)

Total	178.1	193.7	368.1	351.5
Net Realized Investment Gains	9.2	55.2	31.2	83.0

Total Income from Continuing Operations	$187.3	$248.9	$399.3	$434.5

Safeco Corporation - July 18, 2005 - Page SS-9

Safeco Property & Casualty

Underwriting Profit (Loss) and Combined Ratios

(In Millions)

	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	2ND QTR 2004	YTD 2005	YTD 2004
Net U/W Profit (Loss)

Safeco Personal Insurance
Auto	$39.6	$30.1	$41.1	$51.0	$61.0	$69.7	$84.1
Property	72.5	56.0	54.3	14.2	79.3	128.5	140.7
Specialty	7.1	8.7	3.1	(4.3)	6.7	15.8	13.1

Total SPI	119.2	94.8	98.5	60.9	147.0	214.0	237.9

Safeco Business Insurance
SBI Regular	43.2	46.9	51.2	(59.7)	31.9	90.1	55.7
SBI Special Accounts Facility	6.8	10.2	11.4	(21.1)	17.5	17.0	36.0

Total SBI	50.0	57.1	62.6	(80.8)	49.4	107.1	91.7

Surety	7.9	14.8	11.6	10.0	11.5	22.7	20.8
P&C Other*	(17.7)	(2.4)	(11.0)	(12.6)	(10.2)	(20.1)	(17.3)

Total Property & Casualty	$159.4	$164.3	$161.7	$(22.5)	$197.7	$323.7	$333.1

Net Combined Ratios (GAAP)

Safeco Personal Insurance
Auto	94.4%	95.7%	94.1%	92.4%	90.5%	95.0%	93.3%
Property	68.2	75.4	76.7	93.9	65.1	71.8	69.1
Specialty	70.2	62.5	86.9	118.3	69.4	66.4	69.7

Total SPI	87.6	90.0	89.6	93.4	83.5	88.8	86.5

Safeco Business Insurance
SBI Regular	86.5	85.1	83.8	119.5	89.4	85.8	90.7
SBI Special Accounts Facility	93.8	90.3	89.4	119.1	83.8	92.1	84.0

Total SBI	88.3	86.4	85.2	119.4	87.9	87.4	88.9

Surety	87.6	75.1	79.5	81.3	75.7	81.5	77.6
P&C Other*	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	89.1%	88.5%	88.8%	101.6%	85.4%	88.8%	87.6%

*	P&C Other includes results for large commercial business accounts, commercial specialty programs and London operations we placed in runoff and other product lines that we have exited.

Safeco Corporation - July 18, 2005 - Page SS-10

Safeco Property & Casualty

Net Written Premiums

(In Millions)

	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	2ND QTR 2004	YTD 2005	YTD 2004
Net Written Premiums

Safeco Personal Insurance
Auto	$701.7	$725.5	$683.2	$703.9	$657.7	$1,427.2	$1,318.5
Property	245.5	197.2	219.2	249.0	253.0	442.7	450.1
Specialty	30.2	22.5	19.8	25.0	28.4	52.7	48.6

Total SPI	977.4	945.2	922.2	977.9	939.1	1,922.6	1,817.2

Safeco Business Insurance
SBI Regular	340.7	324.1	304.4	307.8	333.4	664.8	646.3
SBI Special Accounts Facility	101.3	105.5	106.6	115.4	107.6	206.8	225.4

Total SBI	442.0	429.6	411.0	423.2	441.0	871.6	871.7

Surety	75.5	59.7	58.3	64.1	60.3	135.2	109.0
P&C Other	14.9	1.0	1.9	(0.5)	16.3	15.9	16.3

Total Property & Casualty	$1,509.8	$1,435.5	$1,393.4	$1,464.7	$1,456.7	$2,945.3	$2,814.2

		Percent Change Over Prior Year Same Quarter				Percent Change YTD
Net Written Premiums (Percent Change)

Safeco Personal Insurance
Auto	6.7%	9.8%	12.4%	15.8%	15.8%	8.2%	17.7%
Property	-3.0	0.1	-2.2	0.3	0.7	-1.6	-0.3
Specialty	6.3	11.4	8.8	7.3	10.1	8.4	10.0

Total SPI	4.1	7.6	8.5	11.2	11.1	5.8	12.5

Safeco Business Insurance
SBI Regular	2.2	3.6	7.6	9.3	8.1	2.9	9.1
SBI Special Accounts Facility	-5.9	-10.4	-3.4	11.3	13.6	-8.3	17.5

Total SBI	0.2	-0.3	4.5	9.9	9.4	-0.0	11.2

Surety	25.2	22.6	24.6	28.5	28.6	24.0	32.8
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	3.6%	5.7%	8.1%	11.5%	10.7%	4.7%	12.3%

Certain reclassifications have been made to the prior periods to conform to the current presentation.

Safeco Corporation - July 18, 2005 - Page SS-11

Safeco Property & Casualty

Net Earned Premiums

(In Millions)

	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	2ND QTR 2004	YTD 2005	YTD 2004
Net Earned Premiums

Safeco Personal Insurance
Auto	$710.4	$693.7	$694.6	$670.4	$643.5	$1,404.1	$1,263.6
Property	227.7	227.8	232.8	232.1	227.5	455.5	455.7
Specialty	24.1	23.1	23.5	23.4	22.1	47.2	43.3

Total SPI	962.2	944.6	950.9	925.9	893.1	1,906.8	1,762.6

Safeco Business Insurance
SBI Regular	319.1	313.8	315.8	307.0	299.5	632.9	601.9
SBI Special Accounts Facility	109.0	105.9	108.1	110.5	108.0	214.9	224.7

Total SBI	428.1	419.7	423.9	417.5	407.5	847.8	826.6

Surety	63.4	59.4	56.3	53.7	47.6	122.8	93.0
P&C Other	3.2	4.7	5.4	3.6	3.2	7.9	9.7

Total Property & Casualty	$1,456.9	$1,428.4	$1,436.5	$1,400.7	$1,351.4	$2,885.3	$2,691.9

		Percent Change Over Prior Year Same Quarter				Percent Change YTD
Net Earned Premiums (Percent Change)

Safeco Personal Insurance
Auto	10.4%	11.9%	15.9%	16.8%	17.8%	11.1%	18.3%
Property	0.1	-0.2	—	1.0	-1.3	-0.0	-0.5
Specialty	9.0	9.0	9.3	9.3	8.3	9.0	8.0

Total SPI	7.7	8.6	11.4	12.2	12.0	8.2	12.5

Safeco Business Insurance
SBI Regular	6.5	3.8	11.2	11.5	10.1	5.2	11.9
SBI Special Accounts Facility	0.9	-9.3	5.9	9.8	15.9	-4.4	24.1

Total SBI	5.1	0.1	9.8	11.0	11.6	2.6	14.9

Surety	33.2	30.8	30.9	34.3	23.6	32.0	31.7
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	7.8%	6.6%	11.7%	12.0%	12.4%	7.2%	13.8%

Safeco Corporation - July 18, 2005 - Page SS-12

Safeco Property & Casualty

Safeco Personal Insurance (SPI)

(In Millions Except Ratios)

	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	2ND QTR 2004	YTD 2005	YTD 2004
AUTO

Underwriting Profit	$39.6	$30.1	$41.1	$51.0	$61.0	$69.7	$84.1

Loss and LAE Ratio	71.5%	72.8%	73.4%	69.1%	68.0%	72.1%	70.6%
Expense Ratio	22.9	22.9	20.7	23.3	22.5	22.9	22.7

Combined Ratio	94.4%	95.7%	94.1%	92.4%	90.5%	95.0%	93.3%

Impact of Catastrophes	0.6%	0.3%	0.2%	1.2%	1.4%	0.5%	0.8%

Policies In Force (000’s)	1,834.5	1,825.2	1,801.9	1,775.0	1,730.1
% Chg Prior Year Same Qtr	6.0%	7.4%	8.9%	9.7%	10.0%

Loss Trends (12 mos. Rolling)
Frequency (Paid)	-2.7%	-4.1%	-3.0%	-4.6%	-3.6%
Severity (Paid)	6.3	4.9	2.6	1.8	1.6
Total Loss Costs	3.4%	0.6%	-0.4%	-3.0%	-2.1%

Retention	80.4%	80.3%	80.4%	80.1%	79.8%

New Business Policies (000’s)	114.4	129.1	130.3	148.6	130.3
% Chg Prior Year Same Qtr	-12.2%	-10.9%	-6.5%	2.1%	12.5%

Net Written Premiums	$701.7	$725.5	$683.2	$703.9	$657.7
% Chg Prior Year Same Qtr	6.7%	9.8%	12.4%	15.8%	15.8%

Net Earned Premiums	$710.4	$693.7	$694.6	$670.4	$643.5
% Chg Prior Year Same Qtr	10.4%	11.9%	15.9%	16.8%	17.8%

PROPERTY

Underwriting Profit	$72.5	$56.0	$54.3	$14.2	$79.3	$128.5	$140.7

Loss and LAE Ratio	39.6%	49.0%	45.8%	67.5%	38.1%	44.3%	41.7%
Expense Ratio	28.6	26.4	30.9	26.4	27.0	27.5	27.4

Combined Ratio	68.2%	75.4%	76.7%	93.9%	65.1%	71.8%	69.1%

Impact of Catastrophes	2.5%	8.6%	5.6%	30.7%	6.8%	5.5%	5.0%
Impact of Non-Cat Weather	4.9%	5.1%	4.0%	5.2%	5.4%	5.0%	5.1%

Policies In Force (000’s)	1,345.5	1,346.5	1,350.3	1,366.7	1,391.2
% Chg Prior Year Same Qtr	-3.3%	-5.3%	-6.7%	-7.8%	-8.5%

Retention	84.5%	84.1%	83.7%	83.2%	83.1%

New Business Policies (000’s)	55.6	46.5	37.7	42.3	36.6
% Chg Prior Year Same Qtr	51.9%	50.0%	17.1%	14.3%	7.3%

Net Written Premiums	$245.5	$197.2	$219.2	$249.0	$253.0
% Chg Prior Year Same Qtr	-3.0%	0.1%	-2.2%	0.3%	0.7%

Net Earned Premiums	$227.7	$227.8	$232.8	$232.1	$227.5
% Chg Prior Year Same Qtr	0.1%	-0.2%	0.0%	1.0%	-1.3%

SPECIALTY

Underwriting Profit (Loss)	$7.1	$8.7	$3.1	$(4.3)	$6.7	$15.8	$13.1

Loss and LAE Ratio	41.0%	35.5%	61.8%	93.3%	44.0%	38.3%	44.5%
Expense Ratio	29.2	27.0	25.1	25.0	25.4	28.1	25.2

Combined Ratio	70.2%	62.5%	86.9%	118.3%	69.4%	66.4%	69.7%

Impact of Catastrophes	-0.5%	1.4%	5.9%	26.9%	0.0%	0.4%	0.0%

Certain reclassifications have been made to the prior periods to conform to the current presentation.

Safeco Corporation - July 18, 2005 - Page SS-13

Safeco Property & Casualty

Safeco Business Insurance (SBI)

(In Millions Except Ratios)

	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	2ND QTR 2004	YTD 2005	YTD 2004
SAFECO BUSINESS INSURANCE

Underwriting Profit (Loss)	$50.0	$57.1	$62.6	$(80.8)	$49.4	$107.1	$91.7

Loss and LAE Ratio	52.9%	52.2%	49.2%	84.8%	53.2%	52.6%	54.5%
Expense Ratio	35.4	34.2	36.0	34.6	34.7	34.8	34.4

Combined Ratio (CR)	88.3%	86.4%	85.2%	119.4%	87.9%	87.4%	88.9%

Impact of Catastrophes	0.7%	0.7%	5.8%	26.1%	1.1%	0.7%	1.0%

SBI REGULAR

Underwriting Profit (Loss)	$43.2	$46.9	$51.2	$(59.7)	$31.9	$90.1	$55.7

Loss and LAE Ratio	51.8%	52.1%	49.6%	86.6%	55.6%	51.9%	57.1%
Expense Ratio	34.7	33.0	34.2	32.9	33.8	33.9	33.6

Combined Ratio (CR)	86.5%	85.1%	83.8%	119.5%	89.4%	85.8%	90.7%

Impact of Catastrophes	0.1%	0.7%	8.9%	26.0%	1.2%	0.4%	1.0%

Policies In Force (000’s)	510.6	507.2	511.0	511.2	511.5
% Chg Prior Year Same Qtr	-0.2%	-0.3%	0.2%	0.3%	0.1%

Retention	80.4%	80.1%	79.8%	79.8%	79.7%

New Business Policies (000’s)	28.8	26.3	25.6	28.0	30.8
% Chg Prior Year Same Qtr	-6.5%	-9.0%	-8.2%	-7.6%	-1.0%

Net Written Premiums	$340.7	$324.1	$304.4	$307.8	$333.4
% Chg Prior Year Same Qtr	2.2%	3.6%	7.6%	9.3%	8.1%

Net Earned Premiums	$319.1	$313.8	$315.8	$307.0	$299.5
% Chg Prior Year Same Qtr	6.5%	3.8%	11.2%	11.5%	10.1%

SBI SPECIAL ACCOUNTS FACILITY

Underwriting Profit (Loss)	$6.8	$10.2	$11.4	$(21.1)	$17.5	$17.0	$36.0

Combined Ratio	93.8%	90.3%	89.4%	119.1%	83.8%	92.1%	84.0%

Impact of Catastrophes	2.6%	0.7%	-3.1%	26.3%	0.9%	1.7%	1.0%

Safeco Corporation - July 18, 2005 - Page SS-14

Safeco Property & Casualty

Surety, Other and Total

(In Millions Except Ratios)

	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	2ND QTR 2004	YTD 2005	YTD 2004
SURETY

Underwriting Profit	$7.9	$14.8	$11.6	$10.0	$11.5	$22.7	$20.8

Combined Ratio	87.6%	75.1%	79.5%	81.3%	75.7%	81.5%	77.6%

P&C OTHER *

Underwriting Loss	$(17.7)	$(2.4)	$(11.0)	$(12.6)	$(10.2)	$(20.1)	$(17.3)

TOTAL PROPERTY & CASUALTY

Underwriting Profit (Loss)	$159.4	$164.3	$161.7	$(22.5)	$197.7	$323.7	$333.1

Loss and LAE Ratio	60.6%	60.7%	60.1%	73.5%	57.5%	60.6%	59.5%
Expense Ratio	28.5	27.8	28.7	28.1	27.9	28.2	28.1

Combined Ratio (CR)	89.1%	88.5%	88.8%	101.6%	85.4%	88.8%	87.6%

Impact of Catastrophes	0.9	1.7	2.8	13.9	2.1	1.3	1.5

CR excluding Catastrophes	88.2%	86.8%	86.0%	87.7%	83.3%	87.5%	86.1%

	2ND QTR 2005	1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	2ND QTR 2004	YTD 2005	YTD 2004
Catastrophes

SPI - Auto	$4.5	$2.0	$1.2	$8.2	$9.0	$6.5	$9.5
SPI - Property	5.6	19.6	13.0	71.3	15.5	25.2	22.9
SPI - Specialty	—	0.3	1.3	6.3	—	0.3	—
Safeco Business Insurance	3.0	2.9	24.7	109.0	4.5	5.9	8.2

Total	$13.1	$24.8	$40.2	$194.8	$29.0	$37.9	$40.6

*	P&C Other includes results for large commercial business accounts, commercial specialty programs and London operations we placed in runoff and other product lines that we have exited.

Safeco Corporation - July 18, 2005 - Page SS-15

Safeco Property & Casualty

Statutory Information

(In Millions Except Ratios)

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
Loss and Loss Adjustment Expense (LAE) Reserves

Loss and LAE Reserves, Beginning of Period	$4,830.9	$4,686.1	$4,819.2	$4,649.2
Net Losses and LAE Incurred	881.6	776.3	1,748.1	1,602.3
Net Losses and LAE Paid	(874.6)	(793.4)	(1,729.4)	(1,582.5)

Loss and LAE Reserves, End of Period	$4,837.9	$4,669.0	$4,837.9	$4,669.0

	2ND QTR 2005		1ST QTR 2005	4TH QTR 2004	3RD QTR 2004	2ND QTR 2004
P&C Balance Sheet

Total Capital and Surplus	$3,700.0	*	$3,633.1	$3,430.9	$3,178.3	$3,245.1

Ratio of Net Written Premiums (Annualized) to Total Capital and Surplus	1.59	*	1.58	1.65	1.80	1.73

*	Estimated

Safeco Corporation - July 18, 2005 - Page SS-16

Safeco Corporation

Investment Portfolio

(In Millions)

	6/30/2005%		12/31/2004%
Investment Portfolio (Market Value)
Fixed Maturities - Taxable	$7,225.3	67.3%	$7,084.8	68.1%
Fixed Maturities - Nontaxable	2,380.4	22.2	2,209.5	21.2
Marketable Equity Securities	1,113.4	10.4	1,101.4	10.6

Total Fixed Maturities & Marketable Equity Securities	10,719.1	99.9	10,395.7	99.9
Other Invested Assets	8.8	0.1	8.5	0.1

Total Investment Portfolio	$10,727.9	100.0%	$10,404.2	100.0%

	6/30/2005	12/31/2004
Rating (Market Value) - Fixed Maturities
AAA	44.4%	43.0%
AA	11.2	11.0
A	28.9	29.4
BBB	13.3	13.8

Total Investment Grade	97.8	97.2

BB or lower	1.3	1.8
Not Rated	0.9	1.0

Total Below Investment Grade	2.2	2.8

Total	100.0%	100.0%

Average Rating	A+	A+

	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004
P&C Pretax Investment Income	$113.3	$113.0	$106.5	$111.0	$115.8
Tax Rate on P&C Investment Income	26.66%	26.28%	28.10%	28.59%	25.39%
Pretax Investment Income	$119.9	$118.6	$115.0	$115.5	$119.1
Tax Rate on Investment Income	27.14%	26.64%	28.52%	28.78%	25.60%

Fixed Maturities at Cost	$9,277.9	$8,986.8	$8,958.0	$8,824.7	$8,344.4
Fixed Maturities at Market	9,605.7	9,181.2	9,294.3	9,188.2	8,561.2
Marketable Equity Securities at Cost	717.5	705.9	640.3	580.7	538.0
Marketable Equity Securities at Market	1,113.4	1,111.0	1,101.4	972.5	964.6

Total Cost	$10,004.2	$9,701.0	$9,606.8	$9,413.8	$8,892.8
Total Market	$10,727.9	$10,300.5	$10,404.2	$10,169.1	$9,536.1
% Fixed Maturities - Taxable (at market)	67.3%	67.5%	68.1%	69.2%	68.1%
% Fixed Maturities - Nontaxable (at market)	22.2%	21.6%	21.2%	21.2%	21.7%
% Marketable Equity Securities (at market)	10.4%	10.8%	10.6%	9.5%	10.1%
% Other	0.1%	0.1%	0.1%	0.1%	0.1%

P&C Market YTM on Fixed Maturities Portfolio	4.35%	4.51%	4.06%	3.92%	4.35%
P&C Book YTM on Fixed Maturities Portfolio	5.00%	5.00%	5.02%	5.05%	5.18%
P&C Duration of Fixed Maturities Portfolio	4.44	4.55	4.74	4.64	4.72

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
Net Realized Investment Gains (After Tax) from Continuing Operations

Gains on Securities Transactions	$9.6	$55.9	$32.6	$86.7
Impairments	(0.5)	(0.7)	(1.5)	(3.7)
Other	0.1	—	0.1	—

Net Realized Investment Gains	$9.2	$55.2	$31.2	$83.0

Safeco Corporation - July 18, 2005 - Page SS-17

Safeco Corporation

Capitalization

(In Millions)

	6/30/2005	12/31/2004	12/31/2003
Short-Term Debt
$300 million* back up line of credit (unused)	$—	$—	$—

Long-Term Debt
6.875%, due 7/15/07 (non callable)	200.0	200.0	200.0
4.20%, due 2/1/08 (non callable)	200.0	200.0	200.0
4.875%, due 2/1/10 (non callable)	300.0	300.0	300.0
7.25%, due 9/1/12 (non callable)	230.0	230.0	375.0
8.072% debentures due 2037 (Callable at 104 in 2007)	402.9	402.9	876.3

Total Debt	$1,332.9	$1,332.9	$1,951.3

Equity	$4,228.7	$3,920.9	$5,023.3

Total Capital (Debt + Equity)	$5,561.6	$5,253.8	$6,974.6

Debt to Capital	24.0%	25.4%	28.0%
Adjusted Debt** to Capital	22.5%	23.8%	25.5%
Debt to Equity	31.5%	34.0%	38.8%

Debt to Capital (excluding FAS 115)	24.9%	26.5%	34.1%
Adjusted Debt** to Capital (excluding FAS 115)	23.4%	24.9%	31.0%
Debt to Equity (excluding FAS 115)	33.2%	36.0%	51.7%

*	$500 million in 2003
**	20% equity credit for 8.072% debentures due 2037

Safeco Corporation - July 18, 2005 - Page SS-18